Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-148780) of our report dated March 28, 2008 relating to the consolidated financial statements, which appears on page F-2 of the Annual Report of Advance Nanotech, Inc. on Form 10-K for the year ended December 31, 2007, and to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ MENDOZA BERGER & COMPANY, LLP

MENDOZA BERGER & COMPANY, LLP

Irvine, California
April 3, 2008